Exhibit 99.1

FOR:	AMREP Corporation
850 West Chester Pike, Suite 205
Havertown, PA 19083

CONTACT:	Adrienne M. Uleau
Vice President, Finance and Accounting
(610) 487-0907

AMREP REPORTS FIRST QUARTER FISCAL 2024 RESULTS

Havertown, Pennsylvania, September 13, 2023 – AMREP Corporation (NYSE:AXR) today reported net income of $1,346,000, or $0.25 per diluted share, for its 2024 fiscal first quarter ended July 31, 2023 compared to net income of $1,912,000, or $0.36 per diluted share, for the same period of the prior year. Revenues were $10,289,000 for the first quarter of 2024 and $10,707,000 for the first quarter of 2023.

More information about the Company’s financial performance may be found in AMREP Corporation’s financial statements on Form 10-Q which have today been filed with the Securities and Exchange Commission and will be available on AMREP’s website (www.amrepcorp.com/sec-filings/).

AMREP Corporation, through its subsidiaries, is a major holder of land, leading developer of real estate and award-winning homebuilder in New Mexico.

FINANCIAL HIGHLIGHTS

	Three Months Ended July 31,
	2023	2022
Revenues	$10,289,000	$10,707,000

Net income (loss)	$1,346,000	$1,912,000
Income (loss) per share – basic	$0.25	$0.36
Income (loss) per share – diluted	$0.25	$0.36

Weighted average number of common shares outstanding – basic	5,292,000	5,274,000
Weighted average number of common shares outstanding – diluted	5,325,000	5,296,000